                                                                    Exhibit 11.0

                             BTU INTERNATIONAL, INC.
         CALCULATION OF NET LOSS PER COMMON AND COMMON EQUIVALENT SHARE
                 (in thousands, except share and per share data)


                                             For the Three Months Ended     For the Nine Months Ended
                                           -----------------------------    -------------------------
                                             Sept. 28,        Sept. 29,        Sept. 28,     Sept. 29,
                                               2003             2002             2003          2002

-------------------------------------------------------------------------------------------------------

Net loss                                  $  (1,617)       $  (1,661)      $  (5,253)      $  (4,427)


-------------------------------------------------------------------------------------------------------
Net loss applicable to
     common stockholders                  $  (1,617)       $  (1,661)      $  (5,253)      $  (4,427)
=======================================================================================================

Weighted average number of
    shares outstanding:

     Basic Shares                         7,030,140        6,910,226       7,011,834       6,873,843
     Effect of Dilutive Options                   0                0               0               0
-------------------------------------------------------------------------------------------------------

     Diluted Shares                       7,030,140        6,910,226       7,011,834       6,873,843
=======================================================================================================

 Loss per Share

     Basic                                $   (0.23)       $   (0.24)      $   (0.75)      $   (0.64)

     Diluted                              $   (0.23)       $   (0.24)      $   (0.75)      $   (0.64)
=======================================================================================================

















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